QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Registration Statement of UnionBanCal Corporation on Form S-4 of our report dated January 15, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the change in the Company's method of accounting for previously recognized goodwill and intangible assets), appearing in the Annual Report on Form 10-K of UnionBanCal Corporation for the year ended December 31, 2002 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

San Francisco, California
May 6, 2003

QuickLinks

  Exhibit 23.1
INDEPENDENT AUDITORS' CONSENT